Filed Pursuant to Rule 424(b)(3)
Registration No. 333-268995

RREEF PROPERTY TRUST, INC.
SUPPLEMENT NO. 21 DATED DECEMBER 23, 2025
TO THE PROSPECTUS DATED APRIL 17, 2025

This document supplements, and should be read in conjunction with, our prospectus dated April 17, 2025, as supplemented by Supplement No. 1 dated May 1, 2025, Supplement No. 2 dated May 16, 2025, Supplement No. 3 dated May 19, 2025, Supplement No. 4 dated June 4, 2025, Supplement No. 5 dated June 16, 2025, Supplement No. 6 dated July 1, 2025, Supplement No. 7 dated July 18, 2025, Supplement No. 8 dated August 1, 2025, Supplement No. 9 dated August 18, 2025, Supplement No. 10 dated August 22, 2025, Supplement No. 11 dated September 2, 2025, Supplement No. 12 dated September 5, 2025, Supplement No. 13 dated September 17, 2025, Supplement No. 14 dated October 1, 2025, Supplement No. 15 dated October 20, 2025, Supplement No. 16 dated November 3, 2025, Supplement No. 17 dated November 14, 2025, Supplement No. 18 dated November 18, 2025, Supplement No. 19 dated December 1, 2025 and Supplement No. 20 dated December 17, 2025. Unless otherwise defined herein, capitalized terms shall have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•an update to the "Suitability Standards” section of our prospectus.

Prospectus Updates

Effective as of the close of business on the first business day in January 2026, the second, third and fourth paragraphs set forth in the “Suitability Standards” section of the Prospectus are hereby deleted and replaced with the following:

In consideration of these factors, we require that a purchaser of shares of our common stock have either:
•a net worth of at least $350,000; or
•a gross annual income of at least $100,000 and a net worth of at least $100,000.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.

For purposes of determining whether you satisfy the suitability standards, (i) “net worth” is calculated excluding the value of an investor’s home, home furnishings and automobiles; (ii) if not otherwise specified, “liquid net worth” means that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities; and (iii) “direct participation programs” means REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended.

Effective as of the close of business on the first business day in January 2026, in the“Suitability Standards” section of the Prospectus, the Alabama suitability standard is hereby deleted and replaced with the following, the following Arkansas suitability standard is hereby added and the Massachusetts suitability standard is hereby deleted and replaced with the following:

Alabama Investors. An Alabama investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Arkansas Investors. An Arkansas investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Massachusetts Investors. Massachusetts investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, a Massachusetts investor's investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

Effective as of the close of business on the first business day in January 2026, the Form of Subscription Agreement set forth in Appendix B of the Prospectus and the Form of Additional Subscription Agreement set forth in Appendix C of the Prospectus are hereby deleted and replaced with the Form of Subscription Agreement attached to this Supplement as Appendix A and the Form of Additional Subscription Agreement attached to this Supplement as Appendix B.

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

RREEF Property Trust—Subscription Agreement

1	Investment

Amount of Subscription	State of Sale
Minimum Initial Investment is $2,500
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks, ACH or Cash cannot be accepted.

Payment will be made with	☐ Enclosed Check (Personal or Cashiers)	☐ Funds Wired

2	Investment type
Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares	☐ Class I Shares	☐ Class M-I Shares	☐ Class S Shares	☐ Class T2 Shares

3	Account type - Check one box only

Non-Qualified Registration Types		Qualified Registration Types - IRA

☐ Individual (If TOD, attach application) ☐ Joint Tenant* (If TOD, attach application) ☐ Tenants in Common* ☐ Community Property* ☐ Trust** ☐ Non-Profit Organization** ☐ Estate	☐ UGMA: State of ☐ UTMA: State of ☐ Corporation** ☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked) ☐ Partnership** ☐ LLC** ☐ Other (Specify)	☐ Traditional (Individual) IRA ☐ Simple IRA ☐ Beneficial IRA	☐ SEP IRA ☐ ROTH IRA ☐ Rollover IRA
Decedent’s name:
Qualified Registration Types - Employer Plans
		☐ Profit Sharing Plan**	☐ Pension Plan**
☐ KEOGH Plan**

*All parties must sign.	**	Please attach pages of trust/plan document (or Articles of Incorporation) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.
For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

4	Individual or Joint account and IRA
For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of Primary Account Owner	Social Security Number	Date of Birth – MM/DD/YYYY
Residential Address (P.O. Box not acceptable)	City	State	ZIP
Mailing Address (if different)	City	State	ZIP
Daytime Phone Number Extension	E-mail Address

4	Individual or Joint account and IRA, continued

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐   Employed    ☐   Not-employed    ☐   Retired

If you checked not-employed or retired, please provide source of income:

Occupation	Name of Employer

Address of Employer	City	State	ZIP

Name of Second Joint Owner (if any)	Social Security Number	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:
Select one:    ☐  Employed     ☐  Not-employed    ☐  Retired

If you checked not-employed or retired, please provide source of income:

Occupation	Name of Employer

Address of Employer	City	State	ZIP
Please attach a separate sheet with the above information for each additional owner.

4a.	Entity account
Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation, Trust or Plan document.)
For a trust or business account, is the entity engaged in internet gambling or supporting companies engaged in internet gambling?
* Select one:    ☐  Yes    ☐  No

If yes, please explain:

Name of Legal Entity	Social Security Number	OR	Tax ID Number

Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

Date of Trust Agreement (for trusts only) – MM/DD/YYYY

4a.	Entity account, continued

Name of Trustee/Authorized Signer		Social Security Number of Trustee/Authorized Signer	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)		City	State	ZIP
Mailing Address (if different)		City	State	ZIP
Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name of co-trustee/Authorized Signer		Social Security Number of Co-Trustee/Authorized Signer	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)		City	State	ZIP
Mailing Address (if different)		City	State	ZIP
Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

For a Trust Account
☐  Check here if the grantor/settlor is the same as the trustee

For Trust Accounts, Name of Grantor/Settlor (if different from Trustee)	Social Security Number of Grantor/Settlor	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:
Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

For a Business Account (Ex: Corporation, Partnership, etc.)

Please provide the industry in which the legal entity operates:
For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security Number	Date of Birth – MM/DD/YYYY
Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

4a.	Entity account, continued

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name	Social Security Number	Date of Birth – MM/DD/YYYY
Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:
Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

4b.	UGMA/UTMA Account
If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

Name of Minor	Social Security Number	Date of Birth of Minor – MM/DD/YYYY
Street Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name of Custodian	Social Security Number of Custodian	Date of Birth of Custodian – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP
Mailing Address (if different)	City	State	ZIP
Daytime Phone Number Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:
Select one:    ☐  Employed    ☐  Not-employed     ☐  Retired

If you checked not-employed or retired, please provide source of income:

Occupation	Name of Employer

Address of Employer	City	State	ZIP

4c.	Employer Sponsored Retirement/Savings plan
Custodian/Trustee

Name of Custodian/Trustee	Tax ID Number
US Business Address	City	State	ZIP
Mailing Address (if different)	City	State	ZIP
Daytime Phone Number Extension	E-mail Address

Participant/Employee

Name of Participant/Employee	Social Security Number	Date of Birth – MM/DD/YYYY
Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:
Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

If you checked not-employed or retired, please provide source of income:

Occupation	Name of Employer

Address of Employer	City	State	ZIP

5	Third party custodian/ Trustee information

Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name
Custodian/Trustee Address 1
Custodian/Trustee Address 2
Custodian/Trustee City	State	ZIP
Custodian/Trustee Telephone Number	Custodian/Trustee Tax Identification Number
Investor’s Account Number with Custodian/Trustee
Important Note About Proxy Voting: By signing this subscription agreement, investor authorizes the Custodian/Trustee to vote the number of shares of common stock of RREEF Property Trust, Inc. that are beneficially owned by the investor as reflected on the records of RREEF Property Trust, Inc. as of the applicable record date at any meeting of the shareholders of RREEF Property Trust, Inc. This authorization shall remain in place until revoked in writing by investor. RREEF Property Trust, Inc. is hereby authorized to notify the Custodian/Trustee of his or her right to vote consistent with this authorization.

6	Distribution information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4-4c. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to RREEF Property Trust, Inc., 801 Pennsylvania Ave, Suite 219985, Kansas City, MO 64105-1307, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

% of Distribution
☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐	Send distributions via check to the investor’s home address (or for all accounts with a custodian to the address listed in Section 5)

☐	Send distributions via check to the alternate payee listed here (not available for custodial held accounts without the custodian’s approval)

Name
Address
City State	ZIP
Account Number

☐ Direct Deposit (Attach Voided Check) I authorize RREEF Property Trust, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify RREEF Property Trust, Inc. in writing to cancel it. In the event that RREEF Property Trust, Inc. deposits funds erroneously into my account, RREEF Property Trust, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. (not available for custodial held accounts without the custodian’s approval)

☐ Checking
Financial Institution Name	% of Distribution	☐ Savings
ABA/ Routing Number	Account Number

7	Broker-dealer and financial advisor information

Broker-Dealer Name
Financial Advisor Name		Rep Number
Financial Advisor’s Firm Name		Branch ID
Financial Advisor’s Address
Financial Advisor’s City	State	ZIP
Financial Advisor’s Phone	Financial Advisor’s Fax Number	Financial Advisor’s E-mail Address

7	Broker-dealer and financial advisor information, continued

This Subscription was made as follows:
☐ ☐	Through a participating Broker-Dealer Through a participating RIA unaffiliated with a participating Broker-Dealer	☐	Shares are being purchased net of up-front commissions (Class A shares, Class S shares, and Class T2 shares only)
☐	Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount. (Class A shares, Class S shares, or Class T2 shares only)

Account to be combined with:

Investor Name

Account Number

SSN/TIN

** Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber.

Signature of Financial Advisor	Date
Branch Manager Signature (If required by Broker-Dealer)	Date

8	Electronic delivery (Optional - Must sign to receive electronic delivery)

Instead of receiving paper copies of this Prospectus, Prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any shareholder communications unless (i) I notify RREEF Property Trust, Inc. that I am revoking this election with respect to all shareholder communications or (ii) I specifically request that RREEF Property Trust, Inc. send a paper copy of a particular shareholder communication to me. RREEF Property Trust, Inc. has advised me that I have the right to revoke this election at any time and receive all shareholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any shareholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing shareholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to shareholder communications.

Signature of Investor	Date
Signature of Joint Investor	Date
E-mail (If blank - email from Section 4-4c will be used)

9	Subscriber signatures
Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Mandatory Acknowledgments — ALL INVESTORS:
Owner	Co-Owner	I have received the final Prospectus of RREEF Property Trust, Inc. at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day, I can access the NAV per share for each class of shares through RREEF Property Trust, Inc.’s website and toll-free automated telephone line.

Owner	Co-Owner
I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $350,000 or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $100,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

Owner	Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	I am purchasing the shares for the account referenced above.

Owner	Co-Owner	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
State-Specific Acknowledgments — Initial applicable state if such state is listed:
Owner	Co-Owner
Alabama: An Alabama investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Owner	Co-Owner
Arkansas: An Arkansas investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Owner	Co-Owner	California: A California investor who is not an “accredited investor” as defined in Regulation D under the Securities Act may not invest more than 10% of their net worth in this offering.

Owner	Co-Owner
Idaho: Each Idaho investor must have either a liquid net worth of at least $300,000, or an annual income of $85,000 and a net worth of $85,000. In addition, each investor’s total investment in RREEF Property Trust, Inc. must not exceed 10% of the investor’s liquid net worth. Liquid net worth is the portion of the investor’s net worth that is cash, cash equivalents and readily marketable securities.

Owner	Co-Owner
Iowa: In addition to the general suitability standards, an Iowa investor’s aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of the investor’s liquid net worth. Liquid net worth is the portion of the investor’s net worth that is cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

Owner	Co-Owner
Kansas: It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of RREEF Property Trust, Inc. and other similar investments to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

Owner	Co-Owner
Kentucky: A Kentucky resident must not invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in the shares of RREEF Property Trust or in the shares of RREEF Property Trust’s affiliated non-publicly traded real estate investment trusts.

9	Subscriber signatures (continued)

Owner	Co-Owner
Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Owner	Co-Owner
Massachusetts: Massachusetts investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, a Massachusetts investor's investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

Owner	Co-Owner
Missouri: No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered in this offering. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Owner	Co-Owner
Nebraska: A Nebraska investor’s aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of the investor’s net worth. (Net worth should be determined exclusive of home, home furnishings, and automobiles.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

Owner	Co-Owner
New Jersey: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Jersey investors are advised that the Class A, Class S and Class T2 shares will, with limited exceptions, be subject to up-front selling commissions of up to 3.00% and, with respect to the Class T2 shares only, up-front dealer manager fees of up to 0.50%, which will reduce the amount of the purchase price that is available for investment and which will cause the per share purchase price to be greater than the estimated value per share that will be reflected on the account statement.

New Jersey investors are also advised that RREEF Property Trust, Inc. will pay annual dealer manager and distribution fees of 0.55% and 0.50%, respectively, with respect to the Class A shares; an annual dealer manager fee of 0.55% with respect to the Class I shares; an annual distribution fee of 0.85%, 0.85% and 1.0% per share with respect to Class S shares, Class T2 shares and Class T shares, respectively.
All such fees will be based on the total NAV per share for the respective class of shares on which they are charged, and all such fees will be accrued daily and incorporated into the estimated net asset value per share for the respective class of shares on which they are charged. The annual dealer manager and distribution fees will reduce the amount of distributions that are paid with respect to Class A, Class I, Class S, Class T and Class T2 shares.

Owner	Co-Owner
New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor more than ten percent (10%) of that investor’s liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	North Dakota: A North Dakota investor who is not an “accredited investor” as defined in Regulation D under the Securities Act must have a net worth of at least ten times their investment in us.

Owner	Co-Owner
Ohio: An Ohio investor shall not invest more than 10% of his or her liquid net worth in RREEF Property Trust, Inc., affiliates of RREEF Property Trust, Inc. and in any other non-traded real estate investment programs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	Oregon: Oregon investors may not invest more than 10% of their liquid net worth in us.

9	Subscriber signatures (continued)
Owner	Co-Owner	Pennsylvania: A Pennsylvania investor may not invest more than 10% of the investor’s net worth in our shares.

Owner	Co-Owner
Puerto Rico: The aggregate investment in us, our affiliates, and other similar non-traded REITs shall not exceed 10% of a Puerto Rico investor’s liquid net worth. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	Tennessee: A Tennessee investor who is not an “accredited investor” as defined in Regulation D under the Securities Act, may not invest more than 10% of their net worth in our common stock.

Owner	Co-Owner
Vermont: A Vermont investor who is not an “accredited investor” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investor’s liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining whether you satisfy the suitability standards, (i) “net worth” is calculated excluding the value of an investor’s home, home furnishings and automobiles; (ii) if not otherwise specified, “liquid net worth” means that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities; and (iii) “direct participation programs” means REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RREEF PROPERTY TRUST, INC. WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct taxpayer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐	Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

California residents may go to https://fundsus.dws.com/us/en-us/legal-resources/privacy-policy.html#statepolicies to obtain additional information relating to their rights under California state law.

Signature of Investor	Date
Signature of Joint Investor	Date
If there is a custodian listed in section 5, or a trustee who is not a signatory on the investor signature lines above, they MUST sign below.
Signature of Trustee/Custodian	Date

9	Subscriber signatures (continued)
STOP! Please take note of the below instructions.

For all accounts that have elected to use a third party custodian: Your Broker-Dealer or Registered Investment Advisor MUST send the Subscription Agreement directly to the custodian for signature and processing, not to us.

For all other accounts: The Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
RREEF Property Trust, Inc	RREEF Property Trust, Inc.	may be faxed to: (844) 616-8637	RREEF Property Trust, Inc. UMB Bank, N.A.
P.O. Box 219985	801 Pennsylvania Ave		1010 Grand Boulevard, 4th Floor
Kansas City, MO 64121-9985	Suite 219985		Kansas City, MO 64106
Toll Free: (855) 285-0508	Kansas City, MO 64105-1307		ABA #: 101000695
	Toll Free: (855) 285-0508		Account #: 9872012755
FAO: (Include Account Title)
The brand DWS represents DWS Group GmbH & Co. KGaA and any of its subsidiaries such as DWS Distributors, Inc. which offers investment products or DWS Investment Management Americas, Inc. and RREEF America L.L.C. which offer advisory services.

DWS Distributors, Inc.
222 South Riverside Plaza Chicago, IL 60606-5808
www.dws.com service@dws.com
Tel (800) 621-1148
© 2021 DWS Group GmbH & Co. KGaA. All rights reserved. (06/21) RPT-SAFORM-US

Investor Instructions — Not Required to Be Returned with Subscription Agreement

1	Investment
PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks, ACH or cash.
Generally, you must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

2	Investment type
Please check the appropriate box to indicate the class of shares you intend to purchase.

3	Account type—Check one box only
Please check the appropriate box to indicate the account type of the subscription.

4	Individual or Joint account and IRA
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.
You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.
Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.
All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4a	Entity account
If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RREEF Property Trust, Inc. reserves the right to require additional documents on future transactions. Please note this is not an all inclusive list of documents.
Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens.

4a	Entity account (continued)
Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s).
For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/ settlor, or authorized signer.
For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.
Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/ affidavit of trust
Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws
Financial institution regulated by a federal regulator: Registration certificate
Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days
Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship
Estate: Appointment of executor(trix) certified within 60 days
Bank regulated by a state bank regulator: Registration certificate
Publicly traded company: (Please provide company’s CUSIP number)
Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

4b	UGMA/UTMA Account
Complete this section for UGMA/UTMA accounts.
If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

4c	Employer Sponsored Retirement/Savings plan
Complete this section for Retirement/Savings Plan accounts.

5	Third party custodian/Trustee information
Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.
Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.
If you wish to purchase shares through an IRA, and need an IRA account, First Trust Retirement has agreed to serve as IRA custodian for such purpose. RREEF Property Trust, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees. A separate IRA Application from First Trust Retirement must be completed and can be found in the RREEF Property Trust Combined/Traditional Roth Package. Further information about custodial services is also available through your broker or our dealer manager.

6	Distribution information (Choose one or more of the following options)
PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify RREEF Property Trust, Inc. in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such

6	Distribution information (Choose one or more of the following options) (continued)

investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.
Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/ or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you choose to enroll in the DRP, all of your distributions will be reinvested through the Distribution Reinvestment Plan. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4-4c. IRA accounts may not direct distributions without the custodian’s approval).

7	Broker-dealer and financial advisor information
PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.
Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

•has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
•has discussed the investor’s prospective purchase of shares with such investor;
•has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;
•has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
•has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Sections 4-4c, and
•has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
In addition, the Financial Advisor of the Broker-Dealer represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4-4c; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8	Electronic delivery (Optional)
Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

8	Electronic delivery (Optional), continued

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any shareholder communications unless (i) you notify RREEF Property Trust, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that RREEF Property Trust, Inc. send a paper copy of a particular shareholder communication to you. RREEF Property Trust, Inc. has advised you that you have the right to revoke this election at any time and receive all shareholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any shareholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing shareholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to shareholder communications.

9	Subscriber signatures
Please separately initial each of the representations in paragraphs (1) through (6) and any other applicable paragraph. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
We may also ask to see other identifying documents. If you do not provide the information, we may not be able to open your account.
By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
The brand DWS represents DWS Group GmbH & Co. KGaA and any of its subsidiaries such as DWS Distributors, Inc. which offers investment products or DWS Investment Management Americas, Inc. and RREEF America L.L.C. which offer advisory services.
DWS Distributors, Inc.
222 South Riverside Plaza Chicago, IL 60606-5808
www.dws.com service@dws.com
Tel (800) 621-1148

 © 2024 DWS Group GmbH & Co. KGaA. All rights reserved. (06/21) RPT-SAFORM-US

APPENDIX B: FORM OF ADDITIONAL SUBSCRIPTION AGREEMENT
 RREEF Property Trust — Additional Subscription Agreement
This form may be used by any current investor in RREEF Property Trust, Inc. (RPT) who desires to purchase additional shares of RREEF Property Trust, Inc. Investors who acquired shares through a transfer of ownership or transfer upon death and wish to make additional investments must complete the RREEF Property Trust, Inc. Subscription Agreement.

1	Investment information

Account Number

2	Investment Type

Amount of Subscription	State of Sale
Minimum additional investment is $500 for RPT.
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks, ACH or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check (Personal or Cashiers)	☐ Funds Wired

This Subscription was made as follows:
☐ ☐	Through a participating Broker-Dealer Through a participating RIA unaffiliated with a participating Broker-Dealer	☐	Shares are being purchased net of up-front commissions (Class A shares, Class S shares, and Class T2 shares only)
☐	Volume Discount[1]: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount. (Class A shares, Class S shares, or Class T2 shares only)

Account to be combined with:

Investor Name
Account Number
SSN / TIN

1	Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

3	Investor information - SSN or TIN required
Account title if an entity, trust or qualified account

Title Line 1
Title Line 2

Primary SSN/TIN	Secondary SSN/TIN

Primary Investor/Authorized Signer for individual account, trustee, officer, other authorized signer
Secondary Investor/Authorized Signer for additional account holder, trustee, officer, other authorized signer

Primary Investor/Authorized Signer	SSN/TIN	DOB

Secondary Investor/Authorized Signer	SSN/TIN	DOB
Please indicate if mailing address has changed since initial investment in RREEF Property Trust                ☐  Yes    ☐  No
If “yes”, please print new address below:

Street Address
City	State	Zip

4	Broker-Dealer and financial advisor information

Broker-Dealer Name

Financial Advisor Name	Rep Number

Financial Advisor’s Firm Name	Branch ID

Financial Advisor’s Address

Financial Advisor’s City	State	ZIP

Financial Advisor’s Phone	Financial Advisor’s Fax Number

Financial Advisor’s E-mail Address
Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber.

Signature of Financial Advisor	Date
Branch Manager Signature (If required by Broker-Dealer)	Date

5	Subscriber signatures
Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Mandatory Acknowledgments — ALL INVESTORS:
Owner	Co-Owner	I have received the final Prospectus of RREEF Property Trust, Inc. at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day, I can access the NAV per share for each class of shares through RREEF Property Trust, Inc.’s website and toll-free automated telephone line.

Owner	Co-Owner
I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $350,000 or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $100,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

Owner	Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	I am purchasing the shares for the account referenced above.

Owner	Co-Owner	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
State-Specific Acknowledgments — Initial applicable state if such state is listed:
Owner	Co-Owner
Alabama: An Alabama investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Owner	Co-Owner
Arkansas: An Arkansas investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Owner	Co-Owner	California: A California investor who is not an “accredited investor” as defined in Regulation D under the Securities Act may not invest more than 10% of their net worth in this offering.

Owner	Co-Owner
Idaho: Each Idaho investor must have either a liquid net worth of at least $300,000, or an annual income of $85,000 and a net worth of $85,000. In addition, each investor’s total investment in RREEF Property Trust, Inc. must not exceed 10% of the investor’s liquid net worth. Liquid net worth is the portion of the investor’s net worth that is cash, cash equivalents and readily marketable securities.

Owner	Co-Owner
Iowa: In addition to the general suitability standards, an Iowa investor’s aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of the investor’s liquid net worth. Liquid net worth is the portion of the investor’s net worth that is cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

Owner	Co-Owner
Kansas: It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of RREEF Property Trust, Inc. and other similar investments to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

Owner	Co-Owner
Kentucky: A Kentucky resident must not invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in the shares of RREEF Property Trust or in the shares of RREEF Property Trust’s affiliated non-publicly traded real estate investment trusts.

5	Subscriber signatures (continued)

Owner	Co-Owner
Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Owner	Co-Owner
Massachusetts: Massachusetts investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, a Massachusetts investor's investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

Owner	Co-Owner
Missouri: No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered in this offering. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Owner	Co-Owner
Nebraska: A Nebraska investor’s aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of the investor’s net worth. (Net worth should be determined exclusive of home, home furnishings, and automobiles.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

Owner	Co-Owner
New Jersey: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Jersey investors are advised that the Class A, Class S and Class T2 shares will, with limited exceptions, be subject to up-front selling commissions of up to 3.00% and, with respect to the Class T2 shares only, up-front dealer manager fees of up to 0.50%, which will reduce the amount of the purchase price that is available for investment and which will cause the per share purchase price to be greater than the estimated value per share that will be reflected on the account statement.

New Jersey investors are also advised that RREEF Property Trust, Inc. will pay annual dealer manager and distribution fees of 0.55% and 0.50%, respectively, with respect to the Class A shares; an annual dealer manager fee of 0.55% with respect to the Class I shares; an annual distribution fee of 0.85%, 0.85% and 1.0% per share with respect to Class S shares, Class T2 shares and Class T shares, respectively.
All such fees will be based on the total NAV per share for the respective class of shares on which they are charged, and all such fees will be accrued daily and incorporated into the estimated net asset value per share for the respective class of shares on which they are charged. The annual dealer manager and distribution fees will reduce the amount of distributions that are paid with respect to Class A, Class I, Class S, Class T and Class T2 shares.

Owner	Co-Owner
New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor more than ten percent (10%) of that investor’s liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	North Dakota: A North Dakota who is not an “accredited investor” as defined in Regulation D under the Securities Act .must have a net worth of at least ten times their investment in us.

Owner	Co-Owner
Ohio: An Ohio investor shall not invest more than 10% of his or her liquid net worth in RREEF Property Trust, Inc., affiliates of RREEF Property Trust, Inc., and in any other non-traded real estate investment programs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	Oregon: Oregon investors may not invest more than 10% of their liquid net worth in us.

5	Subscriber signatures (continued)
Owner	Co-Owner	Pennsylvania: A Pennsylvania investor may not invest more than 10% of the investor’s net worth in our shares.

Owner	Co-Owner
Puerto Rico: The aggregate investment in us, our affiliates, and other similar non-traded REITs shall not exceed 10% of a Puerto Rico investor’s liquid net worth. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	Tennessee: A Tennessee investor who is not an “accredited investor” as defined in Regulation D under the Securities Act, may not invest more than 10% of their net worth in our common stock.

Owner	Co-Owner
Vermont: A Vermont investor who is not an “accredited investor” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investor’s liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining whether you satisfy the suitability standards, (i) “net worth” is calculated excluding the value of an investor’s home, home furnishings and automobiles; (ii) if not otherwise specified, “liquid net worth” means that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities; and (iii) “direct participation programs” means REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RREEF PROPERTY TRUST, INC. WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.
Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct taxpayer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐	Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

California residents may go to https://fundsus.dws.com/us/en-us/legal-resources/privacy-policy.html#statepolicies to obtain additional information relating to their rights under California state law.

Signature of Investor	Date
Signature of Joint Investor	Date
If this is a custodial-held account, the custodian MUST sign below.
Signature of Trustee/Custodian	Date

5	Subscriber signatures (continued)
STOP! Please take note of the below instructions.

For all accounts that have elected to use a third party custodian: Your Broker-Dealer or Registered Investment Advisor MUST send the Subscription Agreement directly to the custodian for signature and processing, not to us.

For all other accounts: The Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
		may be faxed to:	RREEF Property Trust, Inc.
RREEF Property Trust, Inc.	RREEF Property Trust, Inc.	(844) 616-8637	UMB Bank, N.A.
P.O. Box 219985	801 Pennsylvania Ave		1010 Grand Boulevard, 4th Floor
Kansas City, MO 64121-998	Suite 219985		Kansas City, MO 64106
Toll Free: (855) 285-0508	Kansas City, MO 64105-1307		ABA #: 101000695
	Toll Free: (855) 285-0508		Account #: 9872012755
FAO: (Include Account Title)

The brand DWS represents DWS Group GmbH & Co. KGaA and any of its subsidiaries such as DWS Distributors, Inc. which offers investment products or DWS Investment Management Americas, Inc. and RREEF America L.L.C. which offer advisory services.

DWS Distributors, Inc.
222 South Riverside Plaza Chicago, IL 60606-5808
www.dws.com service@dws.com
Tel (800) 621-1148

© 2021 DWS Group GmbH & Co. KGaA. All rights reserved. (04/21) RPT-ADD SUB